Exhibit 99.1

TTEC Announces Third Quarter 2026 Financial Results and

Reaffirms Outlook for Full Year 2026

AUSTIN, Texas, November 9, 2026 – TTEC Holdings, Inc. (NASDAQ:TTEC), a leading global technology, consulting and managed services company focused on delivering solutions at the intersection of data, AI and customer experience, announced today financial results for the third quarter ended September 30, 2026.

"Our third-quarter results show that the specific plans we laid out for this year are taking hold. Across TTEC Engage and TTEC Digital, we executed against our commitments; improving sales pipeline quality, strengthening program economics, expanding margins, and putting purpose-built AI tools into the hands of our frontline teams to create better outcomes for our clients and their customers," commented Ken Tuchman, TTEC chairman and chief executive officer.

Tuchman continued, "We recognize that there is more work ahead to return to our historical levels of growth and profitability, but the progress is measurable and improving. Our clients have said that they need a partner who can bring AI and human expertise together securely and at scale, and that is what we are delivering. With a healthy backlog and a team focused on execution, we enter the fourth quarter with momentum and confidence in our direction.”

THIRD QUARTER 2026 FINANCIAL HIGHLIGHTS

Revenue

•	Third quarter 2026 GAAP revenue was $492.2 million, a 5.2 percent decrease compared to $519.1 million in the prior year.

•	Foreign exchange had a $2.1 million negative impact on revenue in the third quarter of 2026.

Income from Operations

•	Third quarter 2026 GAAP income from operations was $23.3 million, or 4.7 percent of revenue, compared to $12.3 million, or 2.4 percent of revenue in the prior year.
•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $37.3 million, or 7.6 percent of revenue, compared to $28.9 million, or 5.6 percent of revenue in the prior year.

•	Foreign exchange had a $1.5 million positive impact on Non-GAAP income from operations in the third quarter of 2026.

Adjusted EBITDA

•	Third quarter 2026 Non-GAAP Adjusted EBITDA was $51.5 million, or 10.5 percent of revenue, compared to $43.4 million, or 8.4 percent of revenue in the prior year.

Earnings Per Share

•	Third quarter 2026 GAAP fully diluted net loss per share was $0.06 compared to net loss per share of $0.23 in the prior year.

•	Non-GAAP fully diluted earnings per share was $0.22 compared to $0.12 in the prior year.

CASH FLOW AND BALANCE SHEET

•	Cash flow from operations in the third quarter of 2026 was $37.0 million compared to $4.2 million for the third quarter of 2025.

•	Free cash flow in the third quarter of 2026 was a positive $27.9 million compared to negative $9.6 million for the third quarter of 2025.

•	Capital expenditures in the third quarter of 2026 were $9.1 million compared to $13.8 million for the third quarter of 2025.

•	As of September 30, 2026, TTEC had cash and cash equivalents of $91.1 million and debt of $834.7 million, resulting in a net debt position of $743.6 million. This compares to a net debt position of $812.5 million for the same period in 2025.

•	On November 9, 2026, TTEC extended the term of its Credit Facility to November 2028. For further details about our Credit Facility and its terms, please refer to our disclosure in our quarterly report on Form 10-Q.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for TTEC Digital and TTEC Engage business segments. Financial highlights for the two business segments are provided below.

TTEC Digital

•	Third quarter 2026 GAAP revenue for TTEC Digital was $122.1 million, an increase of 0.2 percent compared to $121.9 million for the year ago period.
•	Income from operations was $6.7 million or 5.5 percent of revenue compared to $4.9 million or 4.0 percent of revenue in the prior year.
•	Non-GAAP income from operations was $12.5 million, or 10.3 percent of revenue compared to operating income of $11.6 million or 9.5 percent of revenue in the prior year.

TTEC Engage

•	Third quarter 2026 GAAP revenue for TTEC Engage was $370.1 million, a 6.8 percent decrease from $397.2 million for the year ago period.
•	Income from operations was $16.6 million or 4.5 percent of revenue compared to $7.5 million or 1.9 percent of revenue in the prior year.

•	Non-GAAP income from operations was $24.8 million, or 6.7 percent of revenue, compared to operating income of $17.3 million, or 4.3 percent of revenue in the prior year.
•	Foreign exchange had a $2.1 million negative impact on revenue and a $1.4 million positive impact on income from operations.

BUSINESS OUTLOOK

“Our third quarter financial results delivered strong profitable growth across both segments, reflecting our disciplined execution of our 2026 priorities. In Engage, our continued focus on right shoring delivery, rationalizing and improving underperforming client programs, managing costs and driving operational efficiencies is resulting in margin improvement. Our Digital segment continues to perform in line with expectations with solid double-digit expansion in our growth practices. As a result, we expect the fourth quarter to continue to reflect higher margins both sequentially and year-over-year for both segments,” commented Kenny Wagers, chief financial officer of TTEC.

Wagers continued, “The third quarter also delivered solid cash flow as we continue to deleverage our balance sheet. Year to date, we have generated approximately $88 million of free cash flow and reduced our net debt by over $81 million, ending in a net debt position of $744 million. We successfully amended our credit facility, extending the maturity date to the fourth quarter of 2028, providing us flexibility to continue to execute on our strategic priorities.”

TTEC Full Year 2026 Outlook
	Full Year 2026 Guidance	Full Year 2026 Mid-Point
Revenue	$1,940M — $1,990M	$1,965M
Non-GAAP adjusted EBITDA	$205M — $225M	$215M
Non-GAAP adjusted EBITDA margins	10.6% — 11.3%	10.9%
Non-GAAP operating income	$145M — $165M	$155M
Non-GAAP operating income margins	7.5% — 8.3%	7.9%
Interest expense, net	($70M) — ($72M)	($71M)
Non-GAAP adjusted tax rate	48% — 50%	49%
Diluted share count	48.7M — 49.3M	49.0M
Non-GAAP earnings per a share	$0.79 — $0.99	$0.89

Engage Full Year 2026 Outlook
	Full Year 2026 Guidance	Full Year 2026 Mid-Point
Revenue	$1,520M — $1,550M	$1,535M
Non-GAAP adjusted EBITDA	$149M — $161M	$155M
Non-GAAP adjusted EBITDA margins	9.8% — 10.4%	10.1%
Non-GAAP operating income	$100M — $112M	$106M
Non-GAAP operating income margins	6.6% — 7.2%	6.9%

Digital Full Year 2026 Outlook
	Full Year 2026 Guidance	Full Year 2026 Mid-Point
Revenue	$420M — $440M	$430M
Non-GAAP adjusted EBITDA	$56M — $64M	$60M
Non-GAAP adjusted EBITDA margins	13.3% — 14.6%	14.0%
Non-GAAP operating income	$45M — $53M	$49M
Non-GAAP operating income margins	10.6% — 12.0%	11.3%

The company has not quantitatively reconciled its guidance for Non-GAAP operating income, Non-GAAP operating income margins, Non-GAAP adjusted EBITDA, Non-GAAP adjusted EBITDA margins, Non-GAAP adjusted tax rate, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including restructuring and impairment charges, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income, operating income margins, EBITDA margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s 2026 financial results as reported under GAAP.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, and amortization of purchased intangibles, among other items.

EARNINGS WEBCAST/CONFERENCE CALL

TTEC will host a live webcast and conference call at 8:30 a.m. ET on Tuesday, November 10, 2026. You are invited to join a live webcast of the conference call by visiting the "Investors Relations" section of the TTEC website at www.ttec.com. If you are unable to participate during the live webcast, a replay will be available on the TTEC website.

ABOUT TTEC

TTEC (pronounced T-TEC) Holdings, Inc. (NASDAQ:TTEC) is a leading global CX (customer experience) technology and services innovator for AI-enabled digital CX solutions. Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next-gen digital technology, the Company's TTEC Digital business designs, builds, and operates omnichannel contact center technology, CRM, AI and analytics solutions. The company's TTEC Engage business delivers AI-enabled customer engagement, customer acquisition and growth, tech support, back office, and fraud prevention services. Founded in 1982, the company's singular obsession with CX excellence has earned it leading client, customer, and employee satisfaction scores across the globe. The company's employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com.

FORWARD-LOOKING STATEMENTS

This Earnings Press Release and related oral statements contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to our operations, expected financial position, results of operation, effective tax rate, cash flow, leverage, liquidity, business strategy, profit improvement actions, competitive position, demand for our services in international operations, acquisition opportunities and impact of acquisitions, capital allocation and dividends, growth opportunities, spending, capital expenditures and investments, competition and market forecasts, industry trends, our human capital resources, and other business, operational and financial matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance.

In this Earnings Release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements. Unless otherwise indicated or except where the context otherwise requires, the terms “TTEC,” “the Company,” “we,” “us” and “our” and other similar terms in this report refer to TTEC Holdings, Inc. and its subsidiaries. We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties, and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov.

Our forward-looking statements speak only as of the date that this release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct.

TTEC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue	$492,245	$519,143	$1,443,915	$1,566,942

Operating Expenses:
Cost of services	382,077	413,635	1,127,776	1,227,455
Selling, general and administrative	63,328	68,941	191,121	209,632
Depreciation and amortization	21,723	22,026	64,169	67,612
Restructuring charges, net	1,269	1,771	5,083	4,883
Impairment losses	555	441	2,969	1,966
Total operating expenses	468,952	506,814	1,391,118	1,511,548

Income From Operations	23,293	12,329	52,797	55,394

Other income (expense), net	(16,538)	(12,278)	(47,824)	(39,218)

Income / (Loss) Before Income Taxes	6,755	51	4,973	16,176

Provision for income taxes	(9,507)	(11,117)	(25,910)	(30,720)

Net Income / (Loss)	(2,752)	(11,066)	(20,937)	(14,544)

Net (loss) / income attributable to noncontrolling interest	(2,282)	(2,305)	(7,084)	(5,430)

Net Income / (Loss) Attributable to TTEC Stockholders	$(5,034)	$(13,371)	$(28,021)	$(19,974)

Net Income / (Loss) Per Share

Basic	$(0.06)	$(0.23)	$(0.43)	$(0.30)
Diluted	$(0.06)	$(0.23)	$(0.43)	$(0.30)

Net Income / (Loss) Per Share Attributable to TTEC Stockholders

Basic	$(0.10)	$(0.28)	$(0.57)	$(0.42)
Diluted	$(0.10)	$(0.28)	$(0.57)	$(0.42)

Income From Operations Margin	4.7%	2.4%	3.7%	3.5%
Net Income / (Loss) Margin	(0.6)%	(2.1)%	(1.5)%	(0.9)%
Net Income / (Loss) Attributable to TTEC Stockholders Margin	(1.0)%	(2.6)%	(1.9)%	(1.3)%
Effective Tax Rate	140.7%	21798.0%	521.0%	189.9%

Weighted Average Shares Outstanding
Basic	49,293	48,460	48,916	48,098
Diluted	49,293	48,460	48,916	48,098

TTEC HOLDINGS, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue:
TTEC Digital	$122,117	$121,916	$328,014	$343,702
TTEC Engage	370,128	397,227	1,115,901	1,223,240
Total	$492,245	$519,143	$1,443,915	$1,566,942

Income From Operations
TTEC Digital	$6,685	$4,859	$14,748	$22,132
TTEC Engage	16,608	7,470	38,049	33,262
Total	$23,293	$12,329	$52,797	$55,394

TTEC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	September 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$91,090	$82,901
Accounts receivable, net	388,691	455,829
Prepaids and other current assets	99,487	124,006
Income and other tax receivables	12,426	10,615
Total current assets	591,694	673,351

Property and equipment, net	99,683	111,778
Operating lease assets	62,733	86,064
Goodwill	367,866	368,678
Other intangibles assets, net	110,179	133,688
Income and other tax receivables, long-term	11,068	8,595
Other assets	111,083	116,928

Total assets	$1,354,306	$1,499,082

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$75,309	$72,637
Accrued employee compensation and benefits	110,594	155,400
Deferred revenue	65,243	58,828
Current operating lease liabilities	29,566	34,188
Other current liabilities	55,809	34,899
Total current liabilities	336,521	355,952

Long-term liabilities:
Line of credit	830,000	905,000
Non-current operating lease liabilities	40,862	61,170
Other long-term liabilities	61,359	64,057
Total long-term liabilities	932,221	1,030,227

Equity:
Common stock	493	486
Additional paid in capital	438,767	432,268
Treasury stock	(584,900)	(584,900)
Accumulated other comprehensive income (loss)	(113,667)	(106,938)
Retained earnings	326,130	354,151
Noncontrolling interest	18,741	17,836
Total equity	85,564	112,903

Total liabilities and equity	$1,354,306	$1,499,082

TTEC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(20,937)	$(14,544)
Adjustment to reconcile net (loss) income to net cash provided by operating activities :
Depreciation and amortization	64,169	67,612
Amortization of contract acquisition costs	900	1,047
Amortization of debt issuance costs	2,511	1,587
Provision for credit losses	123	700
Loss on disposal of assets	408	904
Impairment losses	2,969	1,966
Loss on dissolution of subsidiary	102	-
Deferred income taxes	-	(1,846)
Excess tax benefit from equity-based awards	1,860	1,861
Equity-based compensation expense	7,128	10,378
Loss / (gain) on foreign currency derivatives	116	(331)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	64,980	32,893
Prepaids and other assets	18,349	(2,051)
Operating lease assets	22,034	25,054
Other noncurrent assets	(1,295)	(1,837)
Accrued employee comp & benefits	(43,421)	(8,224)
Accounts payable and other current liabilities	15,341	21,579
Deferred revenue and customer advances	6,639	3,751
Operating lease liabilities	(24,477)	(26,807)
Other noncurrent liabilities	(1,611)	4,813
Net cash provided by operating activities	115,888	118,505

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	1,500	4,476
Purchases of property, plant and equipment	(28,115)	(26,381)
Net cash used in investing activities	(26,615)	(21,905)

Cash flows from financing activities:
Net proceeds from / (repayments of) line of credit	(75,000)	(92,500)
Proceeds from other debt	3,665	-
Payments on other debt	(1,279)	(1,770)
Payments to noncontrolling interest	(5,535)	(6,396)
Tax payments related to the issuance of restricted stock units	(622)	(1,201)
Payments of debt issuance costs	(3,699)	(1,031)
Net cash used in financing activities	(82,470)	(102,898)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	1,386	(5,185)

Increase/(decrease) in cash, cash equivalents and restricted cash	8,189	(11,483)
Cash, cash equivalents and restricted cash, beginning of period	82,901	84,991
Cash, cash equivalents and restricted cash, end of period	$91,090	$73,508

TTEC HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue	$492,245	$519,143	$1,443,915	$1,566,942

Reconciliation of Non-GAAP Income from Operations and EBITDA:

Net Income from Operations	$23,293	$12,329	$52,797	$55,394
Restructuring charges, net	1,269	1,771	5,083	4,883
Impairment losses	555	441	2,969	1,966
Property costs not related to operations	-	-	-	(46)
Mexico VAT consulting fees	-	106	12	926
Expenses related to non-binding offer	-	3,426	659	10,445
Expenses related to alternative capital structure	2,481	-	3,030	-
Equity-based compensation expenses	2,044	3,083	7,128	10,384
Amortization of purchased intangibles	7,662	7,727	23,026	23,215

Non-GAAP Income from Operations	$37,304	$28,883	$94,704	$107,167

Non-GAAP Income from Operations Margin	7.6%	5.6%	6.6%	6.8%

Depreciation and amortization	14,061	14,299	41,143	44,397
Loss on sale of subsidiary	-	-	401	-
Gain on property sale	-	-	(135)	(629)
Mexico VAT Recovery	-	(1,716)	(34)	(8,341)
Foreign exchange loss / (gain), net	(379)	(1,959)	(1,670)	1,818
Other Income (expense), net	487	3,848	2,324	7,141

Adjusted EBITDA	$51,473	$43,355	$136,733	$151,553

Adjusted EBITDA Margin	10.5%	8.4%	9.5%	9.7%

Reconciliation of Non-GAAP EPS:

Net Income / (Loss)	$(2,752)	$(11,066)	$(20,937)	$(14,544)
Add: Asset impairment and restructuring charges	1,824	2,212	8,052	6,849
Add: Equity-based compensation expenses	2,044	3,083	7,128	10,384
Add: Amortization of purchased intangibles	7,662	7,727	23,026	23,215
Add: Property costs not related to operations	-	-	-	(46)
Add: Expenses related to non-binding offer	-	3,426	659	10,445
Add: Expenses related to alternative capital structure	2,481	-	3,030	-
Add: Gain on property sale	-	-	(135)	(629)
Add: Foreign VAT (inclusive of interest)	-	(1,889)	(376)	(14,978)
Add: Loss on sale of subsidiary	-	-	401	-
Add: Foreign exchange loss / (gain), net	(379)	(1,959)	(1,670)	1,818

Less: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	70	4,324	591	7,525

Non-GAAP Net Income	$10,950	$5,858	$19,769	$30,039

Diluted shares outstanding	49,293	48,460	48,916	48,098

Non-GAAP EPS	$0.22	$0.12	$0.40	$0.62

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net (loss) / income	$(2,752)	$(11,066)	$(20,937)	$(14,544)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,723	22,026	64,169	67,612
Other	18,041	(6,756)	72,656	65,437
Net cash provided by operating activities	37,012	4,204	115,888	118,505

Less - Total Cash Capital Expenditures	9,075	13,794	28,115	26,381

Free Cash Flow	$27,937	$(9,590)	$87,773	$92,124

Reconciliation of Non-GAAP Income from Operations and Adjusted EBITDA by Segment :

	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital
	Q3 26	Q3 25	Q3 26	Q3 25	YTD 26	YTD 25	YTD 26	YTD 25
Income from Operations	$16,608	$7,470	$6,685	$4,859	$38,049	$33,262	$14,748	$22,132
Restructuring charges, net	948	1,163	321	608	3,120	3,342	1,964	1,540
Impairment losses	555	441	-	-	2,968	1,728	-	239
Mexico VAT Consulting Fees	-	106	-	-	12	926	-	-
Property costs not related to operations	-	-	-	-	-	(46)	-	-
Expenses related to non-binding offer	-	2,107	-	1,319	357	7,332	302	3,113
Expenses related to alternative capital structure	1,159	-	1,322	-	1,568	-	1,462	-
Equity-based compensation expenses	1,485	1,903	558	1,180	5,090	6,343	2,037	4,041
Amortization of purchased intangibles	4,013	4,070	3,650	3,657	12,078	12,219	10,949	10,996

Non-GAAP Income from Operations	$24,768	$17,260	$12,536	$11,623	$63,242	$65,106	$31,462	$42,061

Depreciation and amortization	11,366	11,964	2,695	2,335	33,024	36,444	8,119	7,952
Mexico VAT Recovery	-	(1,716)	-	-	(34)	(8,341)	-	-
Loss on sale of subsidiary	-	-	-	-	-	-	401	-
Gain on Property Sale	-	-	-	-	(135)	(629)	-	-
Foreign exchange loss / (gain), net	(377)	(1,959)	(2)	-	(1,661)	1,610	(9)	209
Other Income (expense), net	484	3,848	3	-	2,314	7,347	10	(206)

Adjusted EBITDA	$36,241	$29,397	$15,232	$13,958	$96,750	$101,537	$39,983	$50,016